Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Fourth-Quarter and Full-Year 2022

Financial and Operational Results

2022 Highlights

•	Delivered full-year net cash from operating activities of $4.9 billion, adjusted EBITDAX of $6.8 billion and $2.5 billion of free cash flow (FCF);

•	Returned $1.6 billion of FCF to shareholders and exceeded 60% capital return to shareholders commitment;

•	Repurchased 36.2 million shares of common stock; doubled the annual base dividend;

•	Eliminated $1.4 billion, or more than 20%, of outstanding bond debt;

•	Increased drilling and completion activity in the U.S. and Egypt to a pace that returns the company to moderate and sustainable production growth;

•	Advanced appraisal programs on Block 58 offshore Suriname at Sapakara and Krabdagu with three successful flow tests; announced first oil discovery on Block 53 at Baja; and

•	Achieved primary emissions goal of reducing upstream routine flaring by more than 40% in Egypt.

2023 Outlook and Objectives

•	Reiterating upstream capital budget of $2.0 to $2.1 billion;

•	Expecting adjusted barrels of oil equivalent (BOE) growth of 4 to 5%, and oil growth of more than 10%;

•	Substantial upside FCF potential from Cheniere gas sales contract commencing in third-quarter 2023;

•	Committed to returning at least 60% of FCF to shareholders and strengthening the balance sheet; and

•	Continuing to appraise and explore Block 58 offshore Suriname.

HOUSTON, Feb. 22, 2023 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2022.

During the fourth-quarter 2022, APA reported net income attributable to common stock of $443 million, or $1.38 per share on a fully diluted basis. When adjusted for certain items that impact the comparability of results, APA’s fourth-quarter earnings totaled $476 million or $1.48 on a diluted share basis. Reported fourth-quarter production was 414,000 BOE per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 334,000 BOE per day. Net cash provided by operating activities in the fourth quarter was $1.4 billion, and adjusted EBITDAX was $1.5 billion.

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APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

For the full-year 2022, APA reported net income of $3.67 billion, or $11.02 per diluted common share. On an adjusted basis, APA’s 2022 earnings totaled $2.56 billion or $7.68 per diluted common share. Reported full-year production was 396,000 BOE per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 318,000 BOE per day. Net cash provided by operating activities was $4.94 billion, and adjusted EBITDAX was $6.84 billion.

“APA ended the year with strong performance in each of our operational areas,” said John J. Christmann IV, APA’s chief executive officer and president. “In the U.S., we exceeded fourth-quarter production guidance, and in Egypt, we continue to make good progress improving rig efficiencies and growing quarterly oil production. Volumes in the North Sea returned to the mid-40 thousand BOE per day level as facilities’ uptime improved from prior quarters. In Suriname, during 2022 we established more than 800 million barrels of combined estimated oil resource-in place, following three successful flow tests at Sapakara and Krabdagu. These validate our geologic, geophysical and reservoir models in the upper cretaceous age section of the central portion of Block 58, where we are further appraising Krabdagu with two rigs.”

2023 Capital Budget and Outlook

In 2023, APA plans to invest $2.0 to $2.1 billion in upstream oil and gas capital, which is consistent with the preliminary guidance provided in the third-quarter 2022. This capital investment level is expected to result in year-over-year adjusted BOE growth of 4 to 5%, underpinned by a more than 10% increase in oil volumes.

“APA’s diversified portfolio provides us the optionality to allocate capital to areas that generate the highest returns and to opportunistically respond to changes in oil and gas prices,” Christmann said. “This year our emphasis will be on higher-margin oil development, and we will continue to drive improvements in safety, operational execution, and cost management, while prioritizing initiatives that reduce our carbon intensity and help protect the environment.”

Year-End 2022 Proved Reserves

Worldwide estimated proved reserves totaled 890 million BOE at year-end 2022, 90% of which were classified as proved developed. During the year, APA added approximately 109 million BOE through field extensions, discoveries and revisions, and 13 million BOE from the net impact of acquisition and divestiture activity.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

Conference Call

APA will host a conference call to discuss its fourth-quarter and full-year 2022 results at 10 a.m. Central time, Thursday, Feb. 23. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and the Dominican Republic. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Apache Corporation’s Form 10-K for the year ended December 31, 2021, and in APA’s Form 10-K in the year ended December 31, 2022 when filed, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA Corporation’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021 (and APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022, when filed) available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Contacts

Investor:   (281) 302-2286     Gary Clark

Media:      (713) 296-7276     Alexandra Franceschi

Website:    www.apacorp.com

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,583	$1,271	$6,835	$4,585
Natural gas revenues	328	376	1,569	1,207
Natural gas liquids revenues	162	221	816	706

	2,073	1,868	9,220	6,498
Purchased oil and gas sales	399	431	1,855	1,487

Total revenues	2,472	2,299	11,075	7,985
Derivative instrument gain (loss), net	24	49	(114)	94
Gain on divestitures, net	—	2	1,180	67
Loss on previously sold Gulf of Mexico properties	(157)	—	(157)	(446)
Other, net	41	53	148	228

	2,380	2,403	12,132	7,928

OPERATING EXPENSES:
Lease operating expenses	377	350	1,444	1,241
Gathering, processing, and transmission	93	77	367	264
Purchased oil and gas costs	324	428	1,776	1,580
Taxes other than income	38	55	268	204
Exploration	112	46	305	155
General and administrative	169	137	483	376
Transaction, reorganization, and separation	5	14	26	22
Depreciation, depletion, and amortization:
Oil and gas property and equipment	339	315	1,186	1,255
Other assets	15	17	47	105
Asset retirement obligation accretion	30	28	117	113
Impairments	—	190	—	208
Financing costs, net	76	92	379	514

	1,578	1,749	6,398	6,037

NET INCOME BEFORE INCOME TAXES	802	654	5,734	1,891
Current income tax provision	343	189	1,507	652
Deferred income tax provision (benefit)	(80)	(20)	145	(74)

NET INCOME INCLUDING NONCONTROLLING INTERESTS	539	485	4,082	1,313
Net income attributable to noncontrolling interest - Egypt	96	42	464	174
Net income (loss) attributable to noncontrolling interest - Altus	—	(28)	14	4
Net income (loss) attributable to Altus Preferred Unit limited partners	—	89	(70)	162

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$443	$382	$3,674	$973

NET INCOME PER COMMON SHARE:
Basic	$1.38	$1.06	$11.05	$2.60
Diluted	$1.38	$1.05	$11.02	$2.59

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	321	361	332	374
Diluted	322	362	333	375

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.125	$0.75	0.2375

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q22 to	4Q22 to	December 31,	December 31,
	2022	2022	2021	3Q22	4Q21	2022	2021
OIL VOLUME - Barrels per day
United States	74,767	72,351	74,673	3%	0%	70,398	75,205

Egypt (1, 2)	88,715	81,095	68,261	9%	30%	85,081	70,349
North Sea	37,473	25,160	35,873	49%	4%	32,578	36,265

International (1)	126,188	106,255	104,134	19%	21%	117,659	106,614

Total (1)	200,955	178,606	178,807	13%	12%	188,057	181,819

NATURAL GAS VOLUME - Mcf per day
United States	468,888	489,107	514,894	-4%	-9%	473,292	527,461

Egypt (1, 2)	373,911	318,945	277,142	17%	35%	356,327	263,653
North Sea	41,370	18,822	34,124	120%	21%	35,327	38,565

International (1)	415,281	337,767	311,266	23%	33%	391,654	302,218

Total (1)	884,169	826,874	826,160	7%	7%	864,946	829,679

NGL VOLUME - Barrels per day
United States	64,915	64,958	67,502	0%	-4%	62,727	66,232

Egypt (1, 2)	—	—	492	NM	NM	196	531
North Sea	1,203	558	1,136	116%	6%	1,111	1,199

International (1)	1,203	558	1,628	116%	-26%	1,307	1,730

Total (1)	66,118	65,516	69,130	1%	-4%	64,034	67,962

BOE per day
United States	217,830	218,826	227,991	0%	-4%	212,007	229,348

Egypt (1, 2)	151,034	134,253	114,943	12%	31%	144,665	114,821
North Sea	45,571	28,855	42,696	58%	7%	39,577	43,892

International (1)	196,605	163,108	157,639	21%	25%	184,242	158,713

Total (1)	414,435	381,934	385,630	9%	7%	396,249	388,061

Total excluding noncontrolling interests	365,279	337,093	346,944	8%	5%	348,305	349,645

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	28,881	27,082	22,875			28,200	23,504
Gas (Mcf/d)	121,650	106,553	93,883			118,074	88,409
NGL (b/d)	—	—	164			65	177
BOE per day	49,156	44,841	38,686	10%	27%	47,944	38,416

(2) Egypt Gross Production

Oil (b/d)	139,587	133,607	133,925			137,260	134,711
Gas (Mcf/d)	559,401	510,260	600,919			555,562	586,663
NGL (b/d)	—	—	876			297	854
BOE per day	232,821	218,650	234,954	6%	-1%	230,151	233,342

NM - not meaningful

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q22 to	4Q22 to	December 31,	December 31,
	2022	2022	2021	3Q22	4Q21	2022	2021
OIL VOLUME - Barrels per day
United States	74,767	72,351	74,673	3%	0%	70,398	75,205

Egypt	41,719	37,584	35,017	11%	19%	39,010	36,053
North Sea	37,473	25,160	35,873	49%	4%	32,578	36,265

International	79,192	62,744	70,890	26%	12%	71,588	72,318

Total	153,959	135,095	145,563	14%	6%	141,986	147,523

NATURAL GAS VOLUME - Mcf per day
United States	468,888	489,107	514,894	-4%	-9%	473,292	527,461

Egypt	175,184	147,831	149,341	19%	17%	162,783	145,178
North Sea	41,370	18,822	34,124	120%	21%	35,327	38,565

International	216,554	166,653	183,465	30%	18%	198,110	183,743

Total	685,442	655,760	698,359	5%	-2%	671,402	711,204

NGL VOLUME - Barrels per day
United States	64,915	64,958	67,502	0%	-4%	62,727	66,232

Egypt	—	—	263	NM	NM	89	283
North Sea	1,203	558	1,136	116%	6%	1,111	1,199

International	1,203	558	1,399	116%	-14%	1,200	1,482

Total	66,118	65,516	68,901	1%	-4%	63,927	67,714

BOE per day
United States	217,830	218,826	227,991	0%	-4%	212,007	229,348

Egypt	70,917	62,223	60,170	14%	18%	66,229	60,532
North Sea	45,571	28,855	42,696	58%	7%	39,577	43,892

International	116,488	91,078	102,866	28%	13%	105,806	104,424

Total	334,318	309,904	330,857	8%	1%	317,813	333,772

NM - not meaningful

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
AVERAGE OIL PRICE PER BARREL
United States	$83.70	$94.62	$76.32	$95.68	$67.37

Egypt	87.41	99.04	80.71	101.25	70.33
North Sea	88.24	101.85	78.94	100.87	69.67
International	87.65	99.84	80.13	101.14	70.10
Total	86.17	97.81	78.52	99.11	68.97

AVERAGE NATURAL GAS PRICE PER MCF
United States	$3.57	$6.67	$4.67	$5.31	$3.92

Egypt	2.92	2.87	2.82	2.85	2.81
North Sea	20.45	24.12	26.34	23.36	12.96
International	4.57	4.13	5.40	4.58	4.10
Total	4.04	5.62	4.95	4.98	3.99

AVERAGE NGL PRICE PER BARREL
United States	$25.06	$32.97	$33.92	$33.41	$27.85

Egypt	—	—	62.32	76.80	48.84
North Sea	55.86	70.42	73.33	67.07	54.30
International	55.86	70.42	70.00	67.99	52.62
Total	26.22	33.39	34.77	34.51	28.48

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Unproved leasehold impairments	$2	$5	$24	$31
Dry hole expense	76	25	183	66
Geological and geophysical expense	4	4	23	18
Exploration overhead and other	30	12	75	40

	$112	$46	$305	$155

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,413	$1,085	$4,943	$3,496

Additions to upstream oil and gas property	(609)	(314)	(1,807)	(1,110)
Acquisition of Delaware Basin properties	(28)	—	(591)	—
Proceeds from sale of oil and gas properties	—	17	778	256
Proceeds from sale of Kinetik shares	—	—	224	—
Deconsolidation of Altus cash and cash equivalents	—	—	(143)	—
Other, net	20	6	28	21

Net cash used in investing activities	$(617)	$(291)	$(1,511)	$(833)

Proceeds from revolving credit facilities, net	46	102	24	392
Proceeds from Altus credit facility, net	—	—	—	33
Payments on Apache fixed-rate debt	(123)	—	(1,493)	(1,795)
Distributions to noncontrolling interest - Egypt	(125)	(76)	(362)	(279)
Distributions to Altus Preferred Unit limited partners	—	(12)	(11)	(46)
Treasury stock activity, net	(539)	(847)	(1,423)	(847)
Dividends paid to APA common stockholders	(80)	(24)	(207)	(52)
Other	2	(12)	(17)	(29)

Net cash used in financing activities	$(819)	$(869)	$(3,489)	$(2,623)

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2022	2021
Cash and cash equivalents	$245	$302
Other current assets	2,463	2,078
Property and equipment, net	9,012	8,335
Decommissioning security for sold Gulf of Mexico properties	217	640
Other assets	1,210	1,948

Total assets	$13,147	$13,303

Current debt	$2	$215
Current liabilities	2,914	1,902
Long-term debt	5,451	6,638
Long-term debt - Altus	—	657
Decommissioning contingency for sold Gulf of Mexico properties	738	1,086
Deferred credits and other noncurrent liabilities	2,697	2,810
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	712
APA shareholders’ equity (deficit)	423	(1,595)
Noncontrolling interest - Egypt	922	820
Noncontrolling interest - Altus	—	58

Total Liabilities and equity	$13,147	$13,303

Common shares outstanding at end of period	312	347

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$16	$(160)	$599	$(157)
Unproved	15	23	66	29
Exploration and development	441	529	1,904	1,387

Total Costs incurred in oil and gas property	$472	$392	$2,569	$1,259

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$472	$392	$2,569	$1,259
Property acquisitions	(24)	—	(625)	—
Asset retirement obligations settled vs. incurred - oil and gas property	150	(133)	174	(116)
Egypt PSC modernization impact	—	145	—	145
Capitalized interest	(5)	(3)	(18)	(9)
Exploration seismic and administration costs	(34)	(16)	(98)	(58)

Upstream capital investment including noncontrolling interest - Egypt	$559	$385	$2,002	$1,221
Less noncontrolling interest - Egypt	(73)	(51)	(235)	(159)

Total Upstream capital investment	$486	$334	$1,767	$1,062

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,413	$1,085	$4,943	$3,496
Changes in operating assets and liabilities	(369)	(95)	(121)	(37)

Cash flows from operations before changes in operating assets and liabilities	$1,044	$990	$4,822	$3,459
Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	—	(63)	—	(211)
Upstream capital investment including noncontrolling interest - Egypt	(559)	(385)	(2,002)	(1,221)
Distributions to Sinopec noncontrolling interest	(125)	(76)	(362)	(279)

Upstream free cash flow	$360	$466	$2,458	$1,748
Cash dividends received from Altus Midstream	—	19	—	75

Free cash flow	$360	$485	$2,458	$1,823

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net cash provided by operating activities	$1,413	$1,104	$1,085	$4,943	$3,496

Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	34	13	16	98	58
Current income tax provision	343	357	189	1,507	652
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(18)	3	(34)	73	(28)
Changes in operating assets and liabilities	(369)	134	(95)	(121)	(37)
Financing costs, net	76	75	92	312	410
Transaction, reorganization & separation costs	5	4	14	26	22

Adjusted EBITDAX (Non-GAAP)	$1,484	$1,690	$1,267	$6,838	$4,573

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	December 31, 2022			December 31, 2021
	APA	Altus	APA	APA	Altus	APA
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt	$2	$—	$2	$215	$—	$215
Long-term debt	5,451	—	5,451	6,638	—	6,638
Long-term debt - Altus	—	—	—	—	657	657

Total debt	5,453	—	5,453	6,853	657	7,510

Cash and cash equivalents	245	—	245	170	132	302

Net debt	$5,208	$—	$5,208	$6,683	$525	$7,208

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2022				December 31, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$802	$(263)	$539	$1.68	$654	$(169)	$485	$1.34
Income attributable to noncontrolling interests	170	(74)	96	0.30	59	(45)	14	0.04
Income attributable to Altus preferred unit limited partner	—	—	—	—	89	—	89	0.25

Net income attributable to common stock	632	(189)	443	1.38	506	(124)	382	1.05

Adjustments: *
Asset and unproved leasehold impairments	2	—	2	—	195	(36)	159	0.44
Noncontrolling interest impact on Altus impairments	—	—	—	—	(33)	7	(26)	(0.07)
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	(10)	—	(10)	(0.03)
Valuation allowance and other tax adjustments	—	(47)	(47)	(0.15)	—	(42)	(42)	(0.12)
Unrealized derivative instrument gain	(52)	11	(41)	(0.13)	(20)	16	(4)	(0.01)
Loss on previously sold Gulf of Mexico properties	157	(33)	124	0.39	—	—	—	—
Kinetik equity investment mark-to-market gain	(9)	2	(7)	(0.02)	—	—	—	—
Transaction, reorganization & separation costs	5	(2)	3	0.01	14	(4)	10	0.03
Gain on divestitures, net	—	—	—	—	(2)	1	(1)	—
Other	(1)	—	(1)	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$734	$(258)	$476	$1.48	$650	$(182)	$468	$1.29

	For the Year Ended				For the Year Ended
	December 31, 2022				December 31, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$5,734	$(1,652)	$4,082	$12.24	$1,891	$(578)	$1,313	$3.50
Income attributable to noncontrolling interests	842	(364)	478	1.43	336	(158)	178	0.48
Income (loss) attributable to Altus preferred unit limited partner	(70)	—	(70)	(0.21)	162	—	162	0.43

Net income attributable to common stock	4,962	(1,288)	3,674	11.02	1,393	(420)	973	2.59

Adjustments: *
Asset and unproved leasehold impairments	24	(4)	20	0.06	239	(47)	192	0.51
Noncontrolling interest impact on Altus impairments	—	—	—	—	(33)	7	(26)	(0.07)
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(2)	(1)	—	(12)	—	(12)	(0.03)
Valuation allowance and other tax adjustments **	—	(226)	(226)	(0.68)	—	(85)	(85)	(0.22)
Loss on extinguishment of debt	67	(14)	53	0.15	104	(22)	82	0.22
Unrealized derivative instrument (gain) loss	(5)	(7)	(12)	(0.03)	13	12	25	0.07
Loss on previously sold Gulf of Mexico properties	157	(33)	124	0.37	446	(94)	352	0.93
Kinetik equity investment mark-to-market gain	(32)	2	(30)	(0.08)	—	—	—	—
Transaction, reorganization & separation costs	26	(8)	18	0.05	22	(7)	15	0.05
Gain on divestitures, net	(1,180)	125	(1,055)	(3.17)	(67)	14	(53)	(0.14)
Other	(6)	1	(5)	(0.01)	(1)	—	(1)	(0.01)

Adjusted Earnings (Non-GAAP)	$4,014	$(1,454)	$2,560	$7.68	$2,104	$(642)	$1,462	$3.90

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**	Includes $208 million related to the remeasurement of the June 30, 2022 U.K. deferred tax liability in connection with the Energy (Oil and Gas) Profits Levy Act 2022.

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2022

OIL (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2021	199,136	117,649	82,830	399,615
Extensions and Discoveries	9,776	7,580	2,616	19,972
Purchases	16,362	—	—	16,362
Revisions	7,793	22,433	11,898	42,124
Production	(25,695)	(31,055)	(11,891)	(68,641)
Sales	(7,425)	—	—	(7,425)

Balance - Dec 31, 2022	199,947	116,607	85,453	402,007

NGL’s (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2021	180,552	476	2,334	183,362
Extensions and Discoveries	5,456	—	45	5,501
Purchases	10,985	—	—	10,985
Revisions	9,991	(407)	333	9,917
Production	(22,895)	(69)	(406)	(23,370)
Sales	(6,340)	—	—	(6,340)

Balance - Dec 31, 2022	177,749	—	2,306	180,055

GAS (MMcf)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2021	1,421,902	474,725	83,279	1,979,906
Extensions and Discoveries	38,157	10,191	1,643	49,991
Purchases	70,584	—	—	70,584
Revisions	92,599	45,725	(3,431)	134,893
Production	(172,752)	(130,071)	(12,895)	(315,718)
Sales	(73,410)	—	—	(73,410)

Balance - Dec 31, 2022	1,377,080	400,570	68,596	1,846,246

TOTAL BOE (Mboe)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2021	616,672	197,246	99,044	912,962
Extensions and Discoveries	21,592	9,278	2,935	33,805
Purchases	39,110	—	—	39,110
Revisions	33,217	29,647	11,659	74,523
Production	(77,382)	(52,803)	(14,446)	(144,631)
Sales	(26,000)	—	—	(26,000)

Balance - Dec 31, 2022	607,209	183,368	99,192	889,769

Proved developed reserves:
Oil (Mbbls)	177,708	108,050	82,580	368,338
NGL’s (Mbbls)	158,745	—	2,230	160,975
Gas (Mboe)	194,370	66,583	11,049	272,002

Balance - Dec 31, 2022 (Mboe)	530,823	174,633	95,859	801,315

(1)	Includes reserves attributable to noncontrolling interest in Egypt.